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                          AGREEMENT AND PLAN OF MERGER


                                      Among


                            UNIVERSITY ONLINE, INC.,

                          CTA ACQUISITION CORPORATION,

                       COGNITIVE TRAINING ASSOCIATES, INC.

                                       and

                     THE COGNITIVE TRAINING ASSOCIATES, INC.

                            SHAREHOLDER NAMED HEREIN

                            Dated as of July 31, 1996




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                                Table of Contents

                                                                            Page


         ARTICLE 1

         DEFINITIONS........................................................ 2

                  1.1.      Definitions..................................... 2

         ARTICLE 2

         BASIC TRANSACTION.................................................. 7

                  2.1      The Merger....................................... 7
                  2.2      Effective Time................................... 8
                  2.3      University Online Common Stock................... 8
                  2.4      Conversion and Exchange of Shares................ 8
                  2.5      Fractional Shares................................ 9
                  2.6      Articles of Incorporation........................ 9
                  2.7      Bylaws........................................... 9
                  2.8      Directors........................................ 9
                  2.9      Officers.........................................10
                  2.10     Subsequent Actions...............................10

         ARTICLE 3

         CLOSING AND TERMINATION............................................10

                  3.1      Closing..........................................10
                  3.2      Transactions on the Closing Date.................10
                  3.3      Termination......................................11

         ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF EXCHANGING
         SHAREHOLDER........................................................12

                  4.1      Organization of Cognitive Training;
                           Authority........................................12
                  4.2      Ability to Carry Out the Agreement...............13
                  4.3      Capitalization of Cognitive Training;
                           Ownership; Investment............................13
                  4.4      Subsidiaries and Affiliates......................14
                  4.5      Financial Statements; Liabilities................14
                  4.6      Conduct of Business Since Most Recent
                           Fiscal Year End; Absence of Material
                           Adverse Change...................................15
                  4.7      Title to Tangible Personal Properties;
                           Absence of Liens.................................18
                  4.8      Litigation.......................................18
                  4.9      Compliance with Law..............................18
                  4.10     Contracts........................................19
                  4.11     Brokers and Intermediaries.......................20
                  4.12     Tax Matters......................................20

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                  4.13     Employee Benefits................................22
                  4.14     Articles of Incorporation and Bylaws.............24
                  4.15     Insurance........................................25
                  4.16     Intellectual Property............................25
                  4.17     Bank Accounts....................................28
                  4.18     Directors, Officers and Employees................28
                  4.19     Labor Relations; Employees.......................28
                  4.20     Transactions with Related Parties................29
                  4.21     Copies of Documents..............................29
                  4.22     Real Property....................................29
                  4.23     Books and Records................................30
                  4.24     Environmental Matters............................30
                  4.25     Guaranties.......................................32
                  4.26     Government Consents..............................32
                  4.27     Manufacturing Rights.............................32
                  4.28     Disclosure.......................................32

         ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF THE ACQUIRORS....................33

                  5.1      Organization and Authority of the Acquirors......33
                  5.2      Ability to Carry Out the Agreement...............33
                  5.3      Capitalization...................................34
                  5.4      Brokers and Intermediaries.......................34

         ARTICLE 6

         CERTAIN COVENANTS AND AGREEMENTS OF TRANSFERORS
         AND ACQUIRORS......................................................34

                  6.1      Full Access......................................34
                  6.2      Regulatory Filings; Consents.....................35
                  6.3      Conduct of Business..............................35
                  6.4      Confidentiality..................................36
                  6.5      Books and Records................................36
                  6.6      Announcement.....................................37
                  6.7      Best Efforts.....................................37
                  6.8      Discussion With Others...........................37
                  6.9      Tax Covenant.....................................37
                  6.10     Cooperation in Litigation........................38
                  6.11     Stock Transfer Restrictions......................38

         ARTICLE 7

         CONDITIONS PRECEDENT OF TRANSFERORS................................39

                  7.1      Representations and Warranties...................39
                  7.2      Agreements.......................................39
                  7.3      Performance Certificates.........................39
                  7.4      No Injunction....................................39
                  7.5      No Violation.....................................40
                  7.6      Consents.........................................40
                  7.7      Opinion of the Acquirors' Counsel................40

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                  7.8      No Proceedings...................................40
                  7.9      Tax-Free Reorganization..........................40
                  7.10     Shareholder Approval.............................40
                  7.11     Employment Agreement.............................41
                  7.12     Miscellaneous Closing Deliveries.................41

         ARTICLE 8

         CONDITIONS PRECEDENT OF THE ACQUIRORS..............................41

                  8.1      Representations and Warranties...................41
                  8.2      Agreements.......................................42
                  8.3      Performance Certificates.........................42
                  8.4      No Injunction....................................42
                  8.5      No Violation.....................................42
                  8.6      Consents.........................................42
                  8.7      Opinion of Transferors' Counsel..................42
                  8.8      No Adverse Change................................42
                  8.9      Confidentiality and Non-Disclosure Agreements....43
                  8.10     Resignations.....................................43
                  8.11     No Proceedings...................................43
                  8.12     Employment Agreement.............................43
                  8.14     Cognitive Training Common Stock..................43
                  8.15     Shareholder Approval.............................43
                  8.16     Miscellaneous Closing Deliveries.................44

         ARTICLE 9

         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
         COVENANTS..........................................................44

                  9.1      Survival of Representations and Warranties.......44
                  9.2      Survival of Covenants and Agreements.............44

         ARTICLE 10

         INDEMNIFICATION....................................................45

                  10.1     Indemnification of University Online.............45
                  10.2     Indemnification of Exchanging Shareholder........46
                  10.3     Remedies.........................................48
                  10.4     Survival.........................................48
                  10.5     Assertion of Claims..............................48
                  10.6     Resolution of Conflicts; Arbitration.............49
                  10.7     Limitation on Liability..........................49

         ARTICLE 11

         MISCELLANEOUS......................................................50

                  11.1     Further Assurances...............................50
                  11.2     Expenses.........................................50
                  11.3     Applicable Law...................................50
                  11.4     Notices..........................................50

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                  11.5     Entire Agreement.................................51
                  11.6     Amendments.......................................52
                  11.7     Headings; References.............................52
                  11.8     Counterparts.....................................52
                  11.9     Parties in Interest; Assignment..................52
                  11.10    Severability; Enforcement........................52
                  11.11    Jurisdiction.....................................52
                  11.12    Waiver...........................................53
                  11.13    Incorporation of Exhibits........................53
                  11.14    Construction.....................................53

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                                    EXHIBITS


EXHIBIT A         -  Cognitive Training Shares

EXHIBIT B         -  Form of Plan of Merger

EXHIBIT C         -  Schedule of Exceptions

EXHIBIT D         -  Cognitive Training Financial Statements

EXHIBIT E         -  Form of  Opinion of  Wyrick,  Robbins,  Yates & Ponton,
                     L.L.P.

EXHIBIT F         -  Form of Brown Employment Agreement

EXHIBIT G         -  Form of Opinion of Novakov, Davidson & Flynn

EXHIBIT H         -  Form of Non-Disclosure Agreement



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







                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 31, 1996, by and among UNIVERSITY ONLINE, INC., a Delaware corporation ("University Online"); CTA ACQUISITION CORPORATION, a Texas
corporation and a wholly owned subsidiary of University Online ("CTA Acquisition"); COGNITIVE TRAINING ASSOCIATES, INC., a Texas ("Cognitive Training"); and MICHAEL L. BROWN, the sole shareholder of Cognitive Training (the "Exchanging Shareholder"). (University Online and CTA Acquisition shall sometimes collectively be referred to as the "Acquirors" and individually as an "Acquiror"; Cognitive Training and the Exchanging Shareholder shall sometimes collectively be referred to as the "Transferors" and individually as a "Transferor"; and CTA Acquisition and Cognitive Training shall sometimes collectively be referred to as the "Constituent Corporations" and individually as a "Constituent Corporation".)


                                 W I T N E S S E T H:

         WHEREAS, Cognitive Training is a Texas corporation with authorized capital stock of 100,000 shares of Cognitive Training Common Stock (as defined below), of which 1,000 shares are issued and outstanding to the Exchanging Shareholder as set forth in Exhibit A (the "Cognitive Training Shares"); and

         WHEREAS, CTA Acquisition is a Texas corporation with authorized capital stock of 1,000 shares of Common Stock, Without Par Value per share, all of which immediately prior to the Effective Time (as defined below) will be issued and outstanding and held by University Online;

         WHEREAS, the parties intend that the transactions contemplated hereby will qualify as a tax-free triangular B reorganization merger of CTA Acquisition with and into Cognitive Training pursuant to Code Section 368(a)(1)(B) and Revenue Ruling
67-448;

         WHEREAS, pursuant to the Merger (as defined below), the Exchanging Shareholder shall receive University Online Common Stock (as defined below); and

         WHEREAS, the parties expect that the Merger shall further certain of their business objectives, including, without limitation, the expansion of the combined companies' businesses and the utilization of the technologies of both of University Online and Cognitive Training;


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         NOW,  THEREFORE,  in  reliance  upon  the  premises,   representations,
warranties and covenants made herein and in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:


                                 ARTICLE 1

                                 DEFINITIONS

         1.1. Definitions. For purposes of this Agreement, the following terms shall have the meaning set forth below:

         "Acquiror" and "Acquirors" shall have the respective meanings set forth in the first paragraph of this Agreement.

         "Acquiror  Indemnitee"  and  "Acquiror   Indemnitees"  shall  have  the
respective meanings set forth in Section 10.1.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such other Person.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504.

         "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

         "Articles of Merger" shall have the meaning set forth in Section 2.2.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

         "Basket Deductible" shall have the meaning set forth in Section 10.12.

         "CERCLA" shall have the meaning set forth in subsection 4.24(a).

         "Claim Notice" shall have the meaning set forth in Section 10.5.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.


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         "Cognitive  Training"  shall  have the  meaning  set forth in the first paragraph of this Agreement.

         "CTA Acquisition" shall have the meaning set forth in the first paragraph of this Agreement.

         "Cognitive Training Common Stock" means the Common Stock, Without Par Value, of Cognitive Training.

         "Cognitive Training Shares" shall have the meaning set forth in the first paragraph of the recitals.

         "Confidential Information" shall have the meaning set forth in Section 6.4.

         "Constituent Corporation" and "Constituent Corporations" shall have the respective meanings set forth in the first paragraph of this Agreement.

         "Contracts" shall have the meaning set forth in subsection 4.10(b).

         "Control" (including, with correlative meanings, the terms "Controlled by", "Controlling" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Controlled  Group of  Corporation"  has the  meaning set forth in Code
Section 1563.

         "Conversion Number" means the quotient of (i) Five Hundred Thousand (500,000) divided by (ii) the total number of the Cognitive Training Shares outstanding immediately prior to the Effective Time.

         "Converted Cognitive Training Stock" shall have the meaning set forth in subsection 2.4(b).

         "Dissenting Share" means any share of Cognitive Training capital stock with respect to which any Cognitive Training shareholder has validly exercised his dissenters' rights (or any equivalent thereof which would, subsequent to the Closing, permit any Cognitive Training shareholder to tender his shares of Cognitive Training capital stock to Cognitive Training or University Online in exchange for cash) under Part Five of the Texas Business Corporation Act.

         "Effective Time" shall have the meaning set forth in Section 2.2.

         "Employee   Benefit   Plan"  means  any:  (i)   nonqualified   deferred
compensation or retirement plan or arrangement which is

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an Employee Pension Benefit Plan; (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); and (iv) Employee Welfare Benefit Plan or fringe benefit plan or program.

         "Employee  Pension  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(2).

         "Employee  Welfare  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(1).

         "Encumbrances" means any and all restrictions on transfer, liens, encumbrances, charges, pledges, security interests, taxes, claims, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchanging Shareholder" shall have the meaning set forth in the first paragraph of this Agreement.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" shall have the meaning set forth in subsection 4.5(a).

         "GAAP" shall have the meaning set forth in subsection 4.5(a).

         "Intellectual Property" means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, divisions, continuations, renewals, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) all trademarks, service marks, certification marks, collective marks, trade dress, trade styles, logos, trade names, company names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, recordings and renewals in connection therewith; (iii) all copyrightable works, all copyrights, rights and interests in copyrights and all applications, registrations, recordings and renewals in connection therewith; (iv) all mask works and all applications, registrations, recordings and renewals in connection therewith;
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications,

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customer  and supplier  lists,  pricing and cost  information,  and business and marketing plans and proposals); (vi) all computer software (including data and related documentation); (vii) all other proprietary rights; (viii) all copies and tangible embodiments thereof (in whatever form or medium); (ix) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing and the right to sue for past, present or future infringements of any of the foregoing; (x) all licenses with respect to any of the foregoing; and (xi) all rights corresponding to any of the foregoing throughout the world.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including liability for Taxes.

         "Litigation" shall have the meaning set forth in subsection 4.8(a).

         "Merger" shall have the meaning set forth in Section 2.1.

         "Merger Shares" means collectively the shares of University Online Common Stock issued or issuable to the Cognitive Training shareholder in connection with the Merger in exchange for the Cognitive Training Shares.

         "Most Recent Balance Sheet" shall have the meaning set forth in subsection 4.7(a).

         "Most Recent Financial Statements" shall have the meaning set forth in subsection 4.5(a).

         "Most Recent Fiscal Month End" shall have the meaning set forth in subsection 4.5(a).

         "Most Recent Fiscal Year End" means December 31, 1995.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person"  means  any  individual,  corporation,   partnership,  limited
partnership, trust, entity or unincorporated

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organization, or a government or any agency or political subdivision thereof.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Proprietary   Information"   shall  have  the  meaning  set  forth  in
subsection 4.16(g).

         "RCARA" has the meaning set forth in subsection 4.24(a).

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Schedule" means any of the schedules to this Agreement, each of which is incorporated by reference into this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "Subsidiary" means any corporation with respect to which a specified Person (or Subsidiary thereof) owns a majority of the capital stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving  Corporation"  shall have the  meaning  set forth in Section
2.1.

         "Tax" or "Taxes" means any federal, state, local, foreign or other income, gross receipts, profits, franchise, license, transfer, sales, use, payroll, withholding, occupation, property (real or personal), excise or similar taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties or additions to such Taxes).

         "Tax Returns" means all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.

         "Termination  Date"  shall  have the  meaning  set forth in  subsection
3.3(b).

         "Transferor" and "Transferors" shall have the respective meanings set forth in the first paragraph of this Agreement.


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         "University  Online"  shall  have the  meaning  set  forth in the first paragraph of this Agreement.

         "University Online Common Stock" means the Common Stock, $0.01 par value per share, of University Online.


                                    ARTICLE 2

                                BASIC TRANSACTION

         2.1 The Merger. On and subject to the terms and conditions of this Agreement, at the Effective Time CTA Acquisition shall be merged with and into Cognitive Training (the "Merger"), the separate corporate existence of CTA Acquisition shall thereupon cease, and Cognitive Training shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, as well as a public or private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, tangible and intangible, real, personal and mixed, and debts due to either of the Constituent Corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of the
Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation may be prosecuted to judgment or decree as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

         2.2 Effective Time. At the time of the Closing, the Constituent Corporations shall cause Articles of Merger substantially in the form of Exhibit B attached hereto (the "Articles of Merger") to be duly executed and filed with the Department of the Secretary of State of the State of Texas as provided under the Texas Business Corporation Act. The Merger shall become effective at the time that the Articles of Merger is made effective on or after its filing with the Secretary of State

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of the State of Texas, and such time is hereinafter referred to as the "Effective Time".

         2.3 University Online Common Stock. University Online shall make available to CTA Acquisition a sufficient number of shares of University Online Common Stock to effect the Merger.

         2.4 Conversion and Exchange of Shares. The manner of converting and exchanging shares of the corporations participating in the Merger shall be as follows:

                  (a) Stock of CTA Acquisition. Each share of capital stock of CTA Acquisition issued and outstanding immediately prior to the Effective Time shall thereupon be converted into and become one (1) share of Common Stock of the Surviving Corporation. Each share of such Common Stock issued pursuant to this subsection shall be fully paid and nonassessable.

                  (b) Stock of Cognitive Training. At and as of the Effective Time each Cognitive Training Share issued and outstanding immediately prior to the Effective Time (excluding shares held by Cognitive Training as treasury stock, which shares shall be cancelled and extinguished at the Effective Time) shall by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into the right to receive from University Online the number of shares of University Online Common Stock as is equal to the Conversion Number. Cognitive Training Shares exchanged and converted as provided in this subsection 2.4(b) are herein sometimes referred to as "Converted Cognitive Training Stock".

                  (c) Exchange of Stock Certificates. Immediately after the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Converted Cognitive Training Stock shall surrender the same to an agent or agents designated by the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefor a certificate representing the number of shares of University Online Common Stock into which the shares of Converted Cognitive Training Stock represented by the certificate or certificates so surrendered shall have been exchanged and converted pursuant to subsection 2.4(b) above. Dividends payable after the Effective Time to holders of record in respect of shares of University Online Common Stock into which certificates for shares of Converted Cognitive Training Stock shall be exchangeable, shall not be paid to holders of such certificates until their certificates are surrendered for exchange as aforesaid.

                  (d) No Rights. At the Effective Time, the holder of Cognitive Training capital stock immediately prior to the Effective Time shall cease to have any rights as a shareholder of Cognitive Training, except such rights as may be available pursuant to this Agreement.


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                  (e) No Further Transfers.  At and after the Effective Time, no transfer of the Cognitive Training Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation or otherwise. If, after the Effective Time, certificates for Cognitive Training Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Shares as provided above.

         2.5 Fractional Shares. No fractional shares of University Online Common Stock shall be issued to the Exchanging Shareholder in connection with the Merger.

         2.6 Articles of Incorporation. The Articles of Incorporation of CTA Acquisition, as amended by the Articles of Merger, in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

         2.7 Bylaws. The Bylaws of CTA Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable state corporation law.

         2.8 Directors. The directors of CTA Acquisition shall become the directors of the Surviving Corporation at and as of the Effective Time until their successors shall have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         2.9 Officers. The officers of CTA Acquisition shall become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office) until their successors have been duly elected or appointed and qualified in accordance with the Surviving Corporation's Bylaws.

         2.10 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things may be necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation or University Online shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                    ARTICLE 3

                             CLOSING AND TERMINATION

         3.1 Closing. The closing of the transactions provided for herein (the "Closing") shall take place at 10:00 a.m. (local time) on July 31, 1996 (the "Closing Date") at the offices of Wyrick, Robbins, Yates & Ponton, L.L.P., 4101 Lake Boone Trail, Raleigh, North Carolina, unless another date or place is agreed to in writing by the parties hereto.

         3.2 Transactions on the Closing Date. (a) At the Closing the Exchanging Shareholder and Cognitive Training, as the case may be, shall deliver to the Acquirors the following:

                  (i)      the executed Articles of Merger;

                  (ii) stock certificates, evidencing all of the Cognitive Training Shares, in each case endorsed in blank or with an executed blank stock power attached, and with all necessary stock transfer tax stamps attached thereto; and

                  (iii)  each  of  the   certificates,   instruments  and  other
         documents and agreements contemplated by Article 8 hereof.

                  (b) At the Closing the Acquirors shall deliver to the Exchanging Shareholder and Cognitive Training, as the case may be, the following:

                  (i)      stock certificates evidencing the Merger Shares;
         and

             (ii) each of the certificates, instruments and other documents and agreements contemplated by Article 7 hereof.

         3.3 Termination. Notwithstanding any other provision to the contrary herein, this Agreement may be terminated at any time:

         (a) without liability on the part of any party hereto (unless occasioned by reason of failure of one of the parties hereto to perform its obligations hereunder), by mutual consent of all parties to this Agreement;

         (b) without liability on the part of any party hereto (unless occasioned by reason of failure of one of the parties hereto to perform its obligations hereunder), by either University Online or Cognitive Training, if the transactions contemplated hereby are not consummated on or before September

30, 1996, or such later date as may be agreed upon in writing by the parties hereto (the "Termination Date");

         (c) by University Online, if (i) Cognitive Training or the Exchanging Shareholder shall breach in any material respect any of their respective representations, warranties or obligations hereunder, (ii) University Online shall have notified Cognitive Training and the Exchanging Shareholder in writing of such breach, (iii) such breach shall not have been cured in all material respects or waived, and (iv) Cognitive Training or the Exchanging Shareholder, as the case may be, shall not have provided reasonable assurance that such breach shall be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Sections 8.1 or 8.2 hereof as of the date of such termination; or

         (d) by Cognitive Training, if (i) the Acquirors shall breach in any material respect any of their respective representations, warranties or obligations hereunder, (ii) Cognitive Training shall have notified the Acquirors in writing of such breach, (iii) such breach shall not have been cured in all material respects or waived, and (iv) the Acquirors shall not have provided reasonable assurance that such breach shall be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Sections 7.1 or 7.2 hereof as of the date of such termination.


                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF EXCHANGING SHAREHOLDER

         Except as otherwise set forth in the Schedule of Exceptions attached hereto as Exhibit C (the "Schedule of Exceptions"), the Exchanging Shareholder represents and warrants to the Acquirors that the representations and warranties contained in this Article 4 are true, correct and complete as of the date of this Agreement.

         4.1 Organization of Cognitive Training; Authority. Cognitive Training is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with the full power and authority, corporate and otherwise, to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. Cognitive Training has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business as currently conducted and in which it presently proposes to engage. Cognitive Training is qualified to do business and in good standing in the states listed in Section
4.1 of the Schedule of Exceptions, which jurisdictions constitute the only jurisdictions in which the nature of Cognitive Training's business requires it to be so qualified. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action on the part of Cognitive Training and the Exchanging Shareholder. This Agreement has been duly executed and delivered by Cognitive Training and the Exchanging Shareholder and constitutes the valid, binding and enforceable obligation of Cognitive Training and the Exchanging Shareholder, enforceable in accordance with its terms and conditions.

         4.2 Ability to Carry Out the Agreement. Neither Cognitive Training nor the Exchanging Shareholder is subject to or bound by any provision of:

                  (i) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

                  (ii) any articles or certificate of incorporation or bylaws;

                  (iii) any mortgage, deed of trust, lease, note, shareholder's agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction of any kind or character whatsoever; or

                  (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by, or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a default as a result of, nor is the consent of any Person under any Contract required for, the execution, delivery and performance by Cognitive Training and the Exchanging Shareholder of this Agreement and the transactions contemplated hereby, other than violations, penalties, forfeitures, contract terminations, defaults or failure to obtain consents which, singly or in the aggregate, shall not have a material adverse effect on the enforceability or validity of this Agreement or the ability of the Transferors to perform their obligations hereunder.

         4.3 Capitalization of Cognitive Training; Ownership; Investment. (a) The authorized capital stock of Cognitive Training consists solely of One Hundred Thousand (100,000) shares of Cognitive Training Common Stock. The shares of capital stock and other securities described in Exhibit A hereto are the only shares of capital stock and other securities of Cognitive Training which are issued and outstanding. Immediately prior to the Closing, any such securities and any and all dividends payable in connection therewith (irrespective of whether dividends have accrued) shall, without any liability on the part of Cognitive Training, be converted into shares of Cognitive

Training Common Stock. At the Closing the only class, type or kind of capital stock or security of Cognitive Training outstanding shall be Cognitive Training Common Stock. All shares of Cognitive Training Common Stock are duly authorized, validly issued, fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws, and are held of record by the respective Cognitive Training shareholder as set forth in Exhibit A hereto. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights or other rights of any kind to acquire, directly or indirectly, any shares of capital stock of Cognitive Training or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such shares or securities, nor is Cognitive Training committed to issue any such option, warrant, right or security. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Cognitive Training. There are no voting trusts, proxies or other agreements, commitments, obligations or understandings with respect to the voting of the capital stock of Cognitive Training.

         (b) The Exchanging Shareholder has good, valid and transferable title to his Cognitive Training Shares set forth opposite his name in Exhibit A hereto, free and clear of any and all Encumbrances, with full right and lawful authority to transfer, assign, deliver, convert and exchange his Cognitive Training Shares pursuant to this Agreement. The Exchanging Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that could require the Exchanging Shareholder to sell, transfer, or otherwise dispose of any capital stock of Cognitive Training.

         4.4 Subsidiaries and Affiliates. Cognitive Training has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation or any interest in any corporation, partnership, trust, venture, business, enterprise, firm or other business association.

         4.5 Financial Statements; Liabilities. (a) Attached hereto as Exhibit D are the following financial statements of Cognitive Training (collectively the "Financial Statements"): (i) the audited balance sheets and statements of income, changes in shareholder's equity and cash flows as at December 31, 1995, 1994 and 1993 and for the fiscal years ended December 31, 1995, 1994 and 1993 as audited by Ernst & Young L.L.P.; and (ii) the unaudited balance sheet and statements of income, changes in shareholder's equity and cash flow ("Most Recent Financial Statements") as at and for the six (6) months ended June 30, 1996 ("Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, are materially true, correct and complete, fairly present the financial position of Cognitive Training at the dates thereof and the results of operations of Cognitive Training for the periods covered thereby, and are consistent with the books and records of Cognitive Training (which books and records are correct and complete), except that the Financial Statements for the Most Recent Fiscal Month End are not accompanied by notes and are subject to normal year end audit adjustments which are not material in the aggregate.

         (b) There are no material Liabilities of Cognitive Training (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claims or demand against Cognitive Training giving rise to any Liability), except for those: (i) accrued or reflected on the face of the Most Recent Financial Statements; or (ii) arising after the Most Recent Fiscal Month End in the ordinary course of business and not material, singly or in the aggregate, to Cognitive Training (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort infringement or violation of law).

         4.6 Conduct of Business Since Most Recent Fiscal Year End; Absence of Material Adverse Change. Since the Most Recent Fiscal Year End, there has been no material adverse change in the business, operations, results of operations, assets, properties, financial condition or prospects of Cognitive Training. Since such date, except as contemplated in this Agreement: (i) Cognitive Training has conducted its business in the manner theretofore conducted and only in the ordinary course consistent with past practices; and (ii) without limiting the generality of the foregoing, Cognitive Training has not:

         (a) incurred any loss of, or injury to, the assets or properties of Cognitive Training as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God, public enemy or armed forces, or other casualty (whether or not covered by insurance payable to Cognitive Training);

         (b) issued, sold or otherwise disposed of, or committed to issue, sell or otherwise dispose of (other than as contemplated in this Agreement), any capital stock, bonds or other securities of any kind or nature, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (c) incurred, or become subject to, any obligation or Liability in excess of $10,000, either individually or in the aggregate, except Liabilities incurred in the ordinary course of business consistent with past practices and obligations under the Contracts;

         (d) discharged or satisfied any lien or Encumbrance or paid any obligation or Liability in excess of $10,000 other than Liabilities reflected in the Most Recent Fiscal Year End balance sheet and Liabilities incurred since the Most Recent Fiscal Year End in the ordinary course of business consistent with past practices;

         (e) for any reason, declared or made payment of, or set aside for payment, any dividends or distributions of any assets of any kind whatsoever in respect of any shares of the capital stock of Cognitive Training (whether in cash or in kind), or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities;

         (f) mortgaged, pledged or subjected to lien, charge, security interest or any other Encumbrance any of its assets or properties with respect to any obligations;

         (g) sold, exchanged, transferred or otherwise disposed of any of its assets or properties, tangible and intangible, or cancelled any debts or claims, except in each case in the ordinary course of business consistent with past practices;

         (h) written down the value of any assets or properties or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the ordinary course of business consistent with past practices;

         (i) entered into any employment agreement or collective bargaining agreement, written or oral; modified the terms of any such existing agreement or contract; increased the rate of compensation payable, or to become payable, by it to any of its officers, directors, employees, consultants, agents or independent contractors; adopted, amended, modified, terminated or made any contributions to, or any commitments for any contributions to, any bonus, profit sharing, incentive, severance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the foregoing; or made any other change in employment terms for any of its officers, directors, employees, consultants, agents or independent contractors outside of the ordinary course of business consistent with past practices;

         (j) made or permitted any amendment or termination of any contract, agreement, lease or license to which it is a party or which it owns otherwise than in the ordinary course of business consistent with past practice;

         (k) through negotiation or otherwise made any commitment or incurred any Liability to any labor organization;

         (l) paid any severance or termination pay to any officer or employee in excess of two weeks' salary;

         (m) made any material change in any method of accounting or accounting practice except where required by a change in GAAP;

         (n) made any charitable contributions or pledges outside of the ordinary course of business consistent with past practices;

         (o) waived or released any rights of material value other than in the ordinary course of business consistent with past practices;

         (p) effected any material reduction or increase of advertising, administrative, or research and development expenses of Cognitive Training other than in the ordinary course of business consistent with past practices;

         (q) made or committed to make capital expenditures (or series of related capital expenditures) either in excess of $10,000 in the aggregate or outside of the ordinary course of business consistent with past practices;

         (r) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer, consultant or employee, other than as specified in this Agreement;

         (s) made any investment in (capital or otherwise), any loan to, or any acquisition of securities or assets of, any other Person (or series of related investments, loans or acquisitions);

         (t) made or authorized any change in the charter or bylaws of Cognitive Training, other than as specified in this Agreement;

         (u) issued any note, bond, or other debt security, increased bank debt, or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capital lease obligations together with Liabilities involving more than $50,000 in the aggregate;

         (v) made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside of the ordinary course of business consistent with past practices; or

         (w) agreed or committed, whether in writing or not, to do any of the foregoing.

         4.7 Title to Tangible Personal Properties; Absence of Liens. (a) Cognitive Training has good, valid and marketable title to, or valid and subsisting leasehold interests in, all buildings, machinery, equipment and other tangible personal properties and assets used in the business of Cognitive Training, located on its premises, or shown on the balance sheet of the Most Recent Financial Statements (the "Most Recent Balance Sheet") or acquired after the date thereof, free and clear of any and all Encumbrances, except for Encumbrances reflected in the Most Recent Balance Sheet.

         (b) The assets and properties owned or leased by Cognitive Training constitute all of the assets and properties necessary to conduct the business of Cognitive Training in the manner in which it has previously been conducted and as presently proposed to be conducted. All such personal property is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair, ordinary wear and tear excepted, and is suitable for the purposes for which it presently is used and proposed to be used.

         4.8 Litigation. (a) There is no charge, complaint, action, suit, arbitration, proceeding, hearing or investigation (collectively, "Litigation") pending or threatened against Cognitive Training in, before or by any court or arbitrator or governmental agency or authority. Neither the Exchanging Shareholder nor the directors and officers of Cognitive Training has any Basis to believe that any Litigation may be brought against Cognitive Training. Cognitive Training is not subject to any outstanding injunction, judgment, order, decree, ruling or charge.

         (b) Cognitive Training has not breached, and is not in default of, any of its legal obligations with respect to any of its licensors, licensees, collaborative and other partners, joint venturers, brokers, distributors, business consultants, franchisees, franchisors, representatives or other independent contractors.

         4.9 Compliance with Law. The Exchanging Shareholder and Cognitive Training and its predecessors and Affiliates have complied in all respects with all applicable statutes, laws, ordinances, regulations, rules, orders, determinations, writs, injunctions, awards, judgments and decrees of every kind whatsoever of any and all governmental authorities applicable to Cognitive Training (including all agencies thereof) or to the assets, properties and business of Cognitive Training, and no suit, action, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or threatened against Cognitive Training alleging any failure to so comply. All governmental approvals, permits and licenses required by Cognitive Training in connection with the conduct of its business have been obtained, are in full force and effect, and are being complied with in all respects. Neither Cognitive Training nor any of its employees, agents, distributors or representatives have not paid or received any bribe or other unlawful, questionable or unusual payment of money or other thing of more than nominal value, granted or accepted any extraordinary discount, or furnished or been given any other unlawful or unusual inducement to or from any person, business association or governmental entity in the United States or elsewhere in connection with or in furtherance of the business of Cognitive

Training, and such business is not in any manner dependent upon the making or receipt of such payment, discounts or other inducements.

         4.10 Contracts. (a) Section 4.10(a) of the Schedule of Exceptions sets forth a list of each written and oral contract or agreement outstanding as of the date hereof to which Cognitive Training is a party (collectively the "Contracts" or individually a "Contract"):

                  (i) which involves the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum;

                  (ii) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $10,000;

                  (iii) which is in the nature of an employment, consulting or severance agreement or collective bargaining agreement involving the payment of more than $10,000 or not entered into in the ordinary course of business;

                  (iv)  which  is  with  the   Exchanging   Shareholder  or  any
         Affiliates (other than Cognitive Training);

                  (v)   which   concerns   confidentiality,   nondisclosure   or
         noncompetition;

                  (vi)  which  is  a  profit   sharing,   stock  option,   stock
         appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

                  (vii) which by its terms is not terminable without liability and involves the payment or receipt of $10,000 or more;

                  (viii) which the consequences of a default or termination could have a material adverse effect on the business, assets, financial condition, operations, results of operations or future prospects of Cognitive Training;

                  (ix) which is in the nature of a partnership, joint venture or collaborative arrangement or relationship;

                  (x) which involves the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one (1) year, result in financial loss to Cognitive Training, or involves consideration in excess of $10,000; or

                  (xi) which is outside of the ordinary course of business or contains any provision requiring Cognitive Training to indemnify any other party thereto.

         (b) Cognitive Training has delivered to University Online a correct and complete copy of each written Contract and a written summary setting forth the terms and conditions of each oral Contract. All of the Contracts are legal, valid, binding and enforceable in accordance with their respective terms against Cognitive Training and any other parties thereto, and are in full force and effect on identical terms following the consummation of the transactions contemplated in this Agreement. There is not under any Contract: (i) any existing default, breach or violation by Cognitive Training or, to the Knowledge of Cognitive Training, by any other party thereto; (ii) an event which, after notice or lapse of time or both, would constitute a default or breach by Cognitive Training or, to the Knowledge of Cognitive Training, by any other party, or permit termination, modification or acceleration, under the Contract; or (iii) any repudiation of any provision of any Contract.

         4.11 Brokers and Intermediaries. None of the Transferors has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

         4.12 Tax Matters. (a) Cognitive Training made an election to be taxed under the provisions of Subchapter C of the Code effective as of January 1, 1993. Cognitive Training currently utilizes the cash method of accounting for income tax purposes, and such method of accounting has not changed since the date of its Subchapter C election. Cognitive Training has filed all Tax Returns that it has been required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Cognitive Training (whether or not shown on any Tax Return) have been paid. Cognitive Training currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Cognitive Training does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Cognitive Training that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) Cognitive Training has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, shareholder or other Person.

         (c) No Transferor or director or officer (or employee responsible for Tax matters) of Cognitive Training has any Knowledge that any authority has or might assess any additional

Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Cognitive Training either: (i) claimed or raised by any authority in writing; or (ii) as to which any of the Transferors or the directors and officers (and employees responsible for Tax matters) of Cognitive Training has Knowledge based upon personal contact with any agent of such authority. No federal, state, local or foreign income Tax Returns filed with respect to Cognitive Training for taxable periods ended on or before December 31, 1995 have been audited or currently are the subject of audit. The Transferors have delivered to University Online correct and complete copies of all federal, state and local income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Cognitive Training since its formation.

         (d) Cognitive Training has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) Cognitive Training has not filed a consent under Code Section 341(f) concerning collapsible corporations. Cognitive Training has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. Cognitive Training has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Cognitive Training has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. Cognitive Training is not a party to any Tax allocation or sharing agreement. Cognitive Training is not a member of an Affiliated Group filing a consolidated federal income Tax Return and has no Liability for the Taxes of any Person (other than Cognitive Training) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (f) The unpaid Taxes of Cognitive Training: (i) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Cognitive Training in filing its Tax Returns.

         (g) The Exchanging Shareholder has no present plan, intention or arrangement to dispose of any of the Merger Shares in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treas. Reg. ss.1.368-1.

         (h) As of the Effective Time, Cognitive Training shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire stock in Cognitive Training that, if exercised or converted, would effect University Online's acquisition or retention of control of Cognitive Training as defined in Code Section 368(c)(1).

         (i) Cognitive Training operates at least one (1) significant historic business line or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. ss.1.368-1(d).

         4.13 Employee Benefits. (a) Section 4.13 of the Schedule of Exceptions lists each Employee Benefit Plan that Cognitive Training maintains or to which Cognitive Training contributes. Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

         (b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and all contributions for any period ending on or before the Closing Date which are not yet due, have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Cognitive Training. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         (d) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service.

         (e) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

         (f) The Transferors have delivered to University Online correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

         (g) With respect to each Employee Benefit Plan that Cognitive Training and the Controlled Group of Corporations which includes Cognitive Training maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

             (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Neither the Exchanging Shareholder nor the directors or officers (or employees with responsibility for employee benefits matters) of Cognitive Training has any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

            (iii) Cognitive Training has not incurred, and neither the Exchanging Shareholder nor the directors or officers (or employees with responsibility for employee benefits matters) of Cognitive Training has any reason to expect that Cognitive Training shall incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         (h) None of Cognitive Training and the other members of the Controlled Group of Corporations that includes Cognitive Training contributes to ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (i) Cognitive Training does not maintain or contribute, never has maintained or contributed and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code
Section 4980B).

         4.14 Articles of Incorporation and Bylaws. Cognitive Training has delivered to the Acquirors complete and correct copies of the Articles of Incorporation and Bylaws of Cognitive Training, as currently in effect. The Transferors have not defaulted under or violated any provision of the Articles of Incorporation or Bylaws of Cognitive Training.

         4.15 Insurance. With respect to each insurance policy that is currently in effect (including policies providing property, casualty, liability or workers' compensation coverage or bond or surety arrangements) or self-insurance arrangement to which Cognitive Training is a party, a named insured, or otherwise the beneficiary of coverage: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) the policy shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) Cognitive Training is not nor is any other party to the policy in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; (iv) no party to the policy has repudiated any provision thereof; and (v) no claims have been made during the past five years. Cognitive Training has been covered since the date of its formation by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         4.16 Intellectual Property. (a) Cognitive Training owns or has the legal right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the businesses of Cognitive Training as currently conducted. Each item of Intellectual Property owned or used by Cognitive Training immediately prior to the Closing hereunder shall be owned or used by Cognitive Training on identical terms and conditions subsequent to the Closing. Cognitive Training has taken all reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) To the Knowledge of the Transferors, Cognitive Training has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third Persons, and none of the Transferors or the directors or officers of Cognitive Training has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Cognitive Training must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Transferors or the directors or officers of Cognitive Training, no third Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Cognitive Training.

         (c) Cognitive Training has not and shall not utilize any inventions of any of its employees (or people it currently intends to hire, if any) made prior to their employment by Cognitive Training. Section 4.16(c) of the Schedule of Exceptions identifies each patent or registration which has been issued to Cognitive Training with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Cognitive Training has made with respect to any of its Intellectual Property, identifies and documents the record of conception for any of the Intellectual Property of Cognitive Training which is either a trade secret or claimed as proprietary and not subject to a patent or pending patent application, and identifies each license, agreement or other permission which Cognitive Training has granted to any third Person with respect to any of its Intellectual Property (together with any exceptions). Cognitive Training has delivered to University Online correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to the Acquirors correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.16(c) of the Schedule of Exceptions also identifies each trade name or unregistered trademark used by Cognitive Training in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4.16(c) of the Schedule of Exceptions:

                  (i) Cognitive Training possesses all right, title and interest in and to the item, free and clear of any Encumbrance, license or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                  (iv) Cognitive Training has never agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

         (d) Section 4.16(d) of the Schedule of Exceptions identifies each item of Intellectual Property that any third Person owns and that Cognitive Training uses pursuant to license, sublicense, agreement or permission that is not available at retail. Cognitive Training has delivered to University Online correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual
Property  required  to be  identified  in  Section  4.16(d) of the  Schedule  of
Exceptions:

                  (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) the license, sublicense, agreement or permission shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

            (iii) no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, thereunder;

                  (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, to the Knowledge of the Transferors, the representations and warranties set forth in clauses
         (i) through (iv) above are true and correct with respect to the underlying license;

                  (vi) to the Knowledge of the Transferors, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (vii) to the Knowledge of the Transferors, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                  (viii) Cognitive Training has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         (e) To the Knowledge of the Transferors, Cognitive Training's ownership and/or right to the use of its Intellectual

Property shall not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of third Persons as a result of the continued operation of its business as currently conducted and as currently proposed to be conducted.

         (f) None of the Transferors has or had any Knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Cognitive Training.

         (g) None of the Transferors or the directors of Cognitive Training has done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data (collectively "Proprietary Information") required to conduct its business as now conducted and proposed to be conducted. Cognitive Training has taken reasonable security measures to protect the secrecy, confidentiality and value of its Proprietary Information important to the conduct of its business, including requiring each employee to execute an agreement containing a confidentiality clause.

         (h) None of the Transferors or the directors or officers (or employees with responsibility for Intellectual Property matters) of Cognitive Training has any Knowledge that any of Cognitive Training' employees, officers or consultants is in violation of his or her respective noncompetition, confidentiality or non-disclosure agreement.

         4.17 Bank Accounts. Section 4.17 of the Schedule of Exceptions sets forth a true and complete list of all bank accounts of Cognitive Training and all authorized signatories to each such account.

         4.18 Directors, Officers and Employees. Section 4.18 of the Schedule of Exceptions containing a correct and complete listing as of the date hereof all of the directors, officers and employees of Cognitive Training, showing their names, positions and current wage or salary and bonuses.

         4.19 Labor Relations; Employees. (a) Cognitive Training has no collective bargaining agreements with any of its employees; there is no labor union organizing activity pending or threatened with respect to Cognitive Training; and Cognitive Training has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.
Cognitive Training has not committed any unfair labor practices. To the Knowledge of the Transferors, no executive, key employee or group of employees has any plans to terminate employment with Cognitive Training.

         (b) There is no claim nor, to the Transferors' Knowledge, grounds for any claim by any Person or party (including, but not limited to, governmental agencies of any kind) against Cognitive Training arising out of any federal, state, county, local or foreign statute, ordinance or regulation relating to discrimination against employees or any other employee practices, including without limitation retirement or labor relations, or occupational, safety and/or health standards, sexual harassment or intentional infliction of emotional distress.

         4.20 Transactions with Related Parties. Neither the Exchanging Shareholder nor any present or former officer, director or shareholder of Cognitive Training, and nor any Affiliate of the Exchanging Shareholder or of such officer, director or shareholder: (i) has been involved in any business (excluding relationships and payments arising from the employment or retention by Cognitive Training of any such persons in the ordinary course of business) arrangement or relationship with Cognitive Training, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services, by, rental of real or personal property from or otherwise requiring payment to any such officer, director, shareholder or Affiliate; or (ii) owns any asset, tangible or intangible, which is used in the business of Cognitive Training.

         4.21 Copies of Documents. True, correct and complete copies of all documents listed in the Schedule of Exceptions have been heretofore delivered to University Online and identified in writing as constituting such delivery.

         4.22 Real Property. (a) As of the Closing, Cognitive Training will own no real property.

         (b) Section 4.22(b) of the Schedule of Exceptions lists and describes briefly all real property leased or subleased to or by Cognitive Training. Cognitive Training has delivered to University Online correct and complete copies of the leases and subleases (as amended to date)listed in Section 4.22(b) of the Schedule of Exceptions. With respect to each such lease and sublease:

                  (i)  the  lease  or   sublease  is  legal,   valid,   binding,
         enforceable and in full force and effect;

                  (ii) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (vi) with respect to each sublease, the representations and warranties set forth in clauses (i) through (v) above are true and correct with respect to the underlying lease;

                  (vii)  Cognitive  Training  has  not  assigned,   transferred,
         conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

                  (ix)  all  facilities  leased  or  subleased   thereunder  are
         supplied with utilities and other services necessary for the operation of said facilities; and

                  (x) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Encumbrance, easement, covenant or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants and other restrictions which do not impair the current use, occupancy or value, or the marketability of title, of the property subject thereto.

         4.23 Books and Records. The stock records of Cognitive Training are in all material respects complete and accurate, and the minute books of Cognitive Training accurately reflect the actions taken at shareholder and director meetings or by unanimous written consent and are in all material respects correct, complete and accurate.

         4.24 Environmental Matters. (a) Cognitive Training has complied and is in compliance with all local, state and federal statutes, ordinances, and regulations dealing with the protection of the environment or public health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (codified as amended, 42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA") and the Resource Conservation and Recovery Act (codified as amended, 42 U.S.C. ss.ss. 6901 et seq.) ("RCARA").

         (b) Cognitive Training has obtained all required local, state and federal permits, licenses, certificates and approvals relating to: (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any local, state or federal statute, ordinance or regulation); (vi) the use, storage, transportation or disposal of petroleum or petroleum products; or (vii) other environmental, health and safety matters.

         (c) Cognitive Training has not caused, suffered, permitted or sustained any emission, spill, release or discharge of any toxic or hazardous substances or wastes, or any petroleum products, into or upon: (i) the air; (ii) soils or any improvements located thereon, whether on Cognitive Training's property or elsewhere; (iii) surface water or groundwater; or (iv) a sewer, septic system or waste treatment, storage or disposal system except in accordance with applicable law or a valid government permit, license, certificate or approval.

         (d) None of the Transferors or the officers or directors (including employees responsible for environmental matters) of Cognitive Training has received written or oral notice of any actual or potential claims, orders, directives, citations or causes of action based on actual or alleged violations of any local, state, or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, CERCLA or RCARA, or oral or written notice of any actual or potential common law claims or causes of action based upon Cognitive Training's actual or alleged involvement with or use of any substance regulated by local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety.

         (e) None of the Transferors or the officers or directors (including employees responsible for environmental matters) of Cognitive Training has received oral or written notice of any actual or potential claims, orders, directives, citations or causes of action under any local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, CERCLA and RCARA, based upon or arising out of its actual or alleged disposal of hazardous wastes or substances, whether on or off real property being operated by Cognitive Training.

         (f) None of the Transferors or the officers or directors (including employees responsible for environmental matters) of Cognitive Training has any Knowledge of any condition on any of the real property owned or leased by Cognitive Training which may give rise to any claim, order, directive, citation or cause of action based on any local, state or federal statute, ordinance or regulation dealing with protection of the environment or public health and safety, including, but not limited to, CERCLA or RCARA.

         4.25 Guaranties. Cognitive Training is not a guarantor or otherwise liable for any Liability or obligation of any Person other than itself (including indebtedness of any other Person).

         4.26 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the Exchanging Shareholder because of any special characteristic of such Exchanging Shareholder is required in connection with the valid execution and delivery of this Agreement and the consummation by the Exchanging Shareholder of the transactions contemplated hereby.

         4.27 Manufacturing Rights. Cognitive Training has not granted rights to manufacture or sell its products, processes or technology to any other Person.

         4.28 Disclosure. No information contained in this Agreement, any related documents, the Financial Statements or any written statement furnished by or on behalf of the Transferors pursuant to the terms of this Agreement contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements and information contained herein or therein not misleading in light of the circumstances under which made.


                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                                  THE ACQUIRORS

         The Acquirors jointly and severally represent and warrant to Cognitive Training that:

         5.1 Organization and Authority of the Acquirors. University Online and CTA Acquisition are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Texas, respectively, with the corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of the Acquirors. This Agreement has been duly executed and delivered by each of the Acquirors and constitutes the valid, binding and enforceable obligation of each of the Acquirors.

         5.2 Ability to Carry Out the Agreement. Neither of the Acquirors is subject to or bound by any provision of:

                  (i) any law, statute, rule, regulation, ordinance or judicial or administrative decision;

                  (ii) any articles or certificate of incorporation or bylaws;

                  (iii) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship other restriction of any kind or character whatsoever; or

                  (iv) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator;

that would prevent or be violated by or would result in any penalty, forfeiture or contract termination as a result of, or under which there would be a default as a result of, nor is the consent of any Person under any material agreement which has not been obtained required for, the execution, delivery and performance by each of the Acquirors of this Agreement and the transactions contemplated hereby, other than violations, penalties, forfeitures, contract terminations, defaults or failure to obtain consents which, singly or in the aggregate, shall not have a material adverse effect on the enforceability or validity of this Agreement or the ability of the Transferors to perform their obligations hereunder.

         5.3 Capitalization. University Online is authorized to issue: (i) Thirty-Six Million (36,000,000) shares of University Online Common Stock of which 9,277,524 shares are issued and outstanding; and (ii) Thirty-Four Million (34,000,000) shares of Preferred Stock, $0.01 par value per share, of which (A) 12,000,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), of which 4,729,559 shares are issued and outstanding, and an additional 314,153 of which shares are stock dividends that have accrued but not yet been paid, (B) 6,000,000 shares have been designated Series B Preferred Stock, of which 2,187,500 shares are issued and outstanding, and (C) 6,000,000 shares have been designated Series B-1 Preferred Stock, of which no shares are issued and outstanding. University Online also has reserved: 3,186,000 shares of University Online Common Stock for issuance pursuant to its stock plans and has granted options to purchase 2,922,000 shares thereunder; University Online also has outstanding warrants to purchase 6,121,248 shares of University Online Common Stock and debt instruments outstanding that are convertible into 268,750 shares of University Online Common Stock. All of the Merger Shares to be issued in the Merger have been duly authorized and, upon the consummation of the Merger, shall be validly issued, fully paid, and nonassessable.

         5.4 Brokers and Intermediaries. None of the Acquirors has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.


                                    ARTICLE 6

                        CERTAIN COVENANTS AND AGREEMENTS
                          OF TRANSFERORS AND ACQUIRORS

         6.1 Full Access. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 3.3 above, Cognitive Training shall permit representatives of the Acquirors to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Cognitive Training, to all premises, properties, books, records contracts, tax records, and documents of or pertaining to Cognitive Training. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 3.3 above, University Online shall permit representatives of the Transferors to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of University Online, to all premises, customers, employees, properties, books, records, contracts, tax records and documents of or pertaining to University Online.

         6.2 Regulatory Filings; Consents. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section
3.3 above, each of the parties hereto shall: (i) take any additional action that is necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of governments and governmental agencies that it is required to give, make or obtain in order to effect the transactions contemplated hereunder; and (ii) furnish to the other party or parties hereto, as the case may be, such necessary information and reasonable assistance as such other party or parties may reasonably request in connection with its or their preparation of necessary filings or submissions to any governmental agency. Cognitive Training shall give any notices to third Persons, and shall use its best efforts to obtain any third Person consents, that University Online may request in connection with the matters referred to in
Section 4.2 above.

         6.3 Conduct of Business. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 3.3 above, and except as otherwise contemplated by this Agreement or consented to or approved by University Online in writing, Cognitive Training shall not engage in any practice, take an action, embark on any course of action, or enter into any transaction outside the ordinary course of business consistent with past practices or appropriate in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Cognitive

Training  shall,  during  the period  specified  in the first  sentence  of this
Section 6.3:

                  (i) not take any action, engage in any practice or enter into any transaction of the nature or sort referred to in subsections (a) through (w) of Section 4.6, except as permitted therein or appropriate in connection with the transactions contemplated by this Agreement;

                  (ii) cause the business conducted by Cognitive Training to be operated in all respects in the ordinary and usual course and keep and preserve its business and properties intact, including its present operations, physical facilities, working conditions and relationships with employees, clients, suppliers, customers, lessors and licensors of such business;

                  (iii) not effect or authorize any change or amendment to the Articles of Incorporation or Bylaws of Cognitive Training;

                  (iv) maintain in full force and effect all of Cognitive Training's existing casualty, liability and other insurance until the Closing Date in amounts not less than those in effect on the date hereof;

                  (v) provide University Online with unaudited monthly Cognitive Training balance sheets, statements of income and expenses, changes in shareholder's equity and cash flows within twenty (20) days of the end of each such month;

                  (vi) not declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock; and

                  (vii) promptly notify the Acquirors in writing of: (i) any actions, suits or proceedings instituted or threatened against Cognitive Training at law or in equity or admiralty, before or by any court or governmental authority; (ii) any changes in Cognitive Training personnel; and (iii) any adverse development causing a breach of any of the representations and warranties contained in Article 4 above. No disclosure by Cognitive Training pursuant to this subsection 6.3(vii) shall be deemed to amend or supplement the disclosures contained in any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         6.4 Confidentiality. Each party to this Agreement agrees that all information concerning the business and offices of the other parties to the Agreement that is not generally available to the public ("Confidential Information") and obtained from such other party shall be deemed confidential and shall not be disclosed to any Person for any reason or purpose whatsoever, except in connection with this Agreement, to the parties and their representatives involved in this transaction, or as may by required by law or stock exchange regulation. In the event this Agreement is terminated, all such Confidential Information shall, upon request, be returned to the appropriate parties, together with any and all copies made thereof.

         6.5 Books and Records. University Online shall retain all books, records and other documents pertaining to the business of Cognitive Training in existence on the Closing Date for a period of at least five (5) years from the Closing Date and to make the same reasonably available after the Closing Date for such five (5) year period for inspection and copying by the Exchanging Shareholder at the Exchanging Shareholder's expense during the normal business hours of University Online, upon reasonable request and upon reasonable notice.

         6.6 Announcement. Promptly after the execution of this Agreement, University Online shall make a public statement approved by University Online and Cognitive Training with respect to this Agreement and the transactions contemplated hereby. Thereafter, prior to the Closing, no party to this Agreement shall issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other parties to this Agreement (which consent shall not be unreasonably withheld), except as may be required by applicable law or stock exchange regulation.

         6.7 Best Efforts. Without limiting the specific obligations of any party hereto under any agreement or covenant hereunder, each of the parties hereto shall use its respective best efforts to take all action and do such acts and things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions to Closing set forth in Articles 7 and 8 below).

         6.8 Discussion With Others. From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Section 3.3 above, none of the Transferors shall: (i) discuss, solicit, initiate or encourage the submission of any proposal or offer from any third Person concerning the sale or acquisition of any capital stock or other voting securities, or any significant assets of, Cognitive Training (including any acquisition structured as a merger, consolidation or share exchange); or (ii) engage or participate in any discussions or negotiations regarding, enter into any agreement with respect to, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any third Person to do or seek any of the foregoing. The Transferors shall immediately notify University Online if any third Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         6.9 Tax Covenant. The Exchanging Shareholder shall not dispose of any of the Merger Shares received in the Merger in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treas. Reg. ss. 1.368-1 pursuant to Section 368 of the Code. For a period of six months after Closing, should the Exchanging Shareholder desire to dispose of any Merger Shares received in the Merger, he shall provide written notice to University Online, not less than ten (10) days prior to the intended date of disposition, specifying the number of shares of which the Exchanging Shareholder proposes to dispose.

         6.10 Cooperation in Litigation. Each party hereto shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of Cognitive Training prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

         6.11      Stock Transfer Restrictions.

         (a) The Exchanging Shareholder acknowledges, represents, warrants and covenants as follows:

                  (i) A restrictive legend acknowledging the restrictions on resale of the Merger Shares under the 1933 Act will be placed on the certificates representing the Merger Shares;

                  (ii) University Online may put "stop transfer" orders in place with its transfer agent to ensure compliance with the provisions of
         Section 6.11; and

                  (iii) The Exchanging Shareholder agrees, in connection with any registration of University Online's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any University Online securities (other than those included in the registration) without the prior written consent of University Online or its underwriters, as the case may be, for such period of time after the effective date of such registration as University Online and the underwriters may specify; provided, however, that such period of time shall not exceed that applicable to all directors and executive officers of University Online.

         6.12 Grant of University Online Common Stock to Others. University Online will grant 10,000 shares of University Online Common Stock to each of Jeff Smith, David Mullinax and Rhonda Johnston, and 30,000 shares to Larry LaCava, all vesting annually over one year based upon continued employment, such grants to take the form of options or bonuses, as mutually determined by the parties and the grantees.

         6.13 Registration Rights. University Online will allow the Exchanging Shareholder to register a pro rata portion or more of his Merger Shares if other executive officers of University Online are allowed to register University Online Common Stock during the next five years.


                                    ARTICLE 7

                       CONDITIONS PRECEDENT OF TRANSFERORS

         The obligation of the Transferors to consummate the transactions to be performed by them in connection with the Closing is subject to the satisfaction of each of the following conditions prior to or at the Closing:

         7.1 Representations and Warranties. The representations and warranties of the Acquirors made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

         7.2 Agreements. The Acquirors shall have performed and complied in all material respects with all their respective undertakings, covenants and agreements required by this Agreement to be performed or complied with by the Acquirors prior to or at the Closing.

         7.3 Performance Certificates. Cognitive Training shall have been furnished with a certificate of a proper officer of University Online and a certificate of a proper officer of CTA Acquisition, both dated as of the Closing Date, each certifying to the effect that each of the conditions contained in Sections 7.1 and 7.2 above has been satisfied in all respects.

         7.4 No Injunction. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against the Acquirors, the Transferors or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

         7.5 No Violation. The consummation of the transactions contemplated hereunder shall not be in violation of any material applicable law, statute, rule or regulation for which a waiver has not been obtained and where such violation would make illegal or otherwise prevent the consummation of such transactions.

         7.6 Consents. All material consents, approvals and authorizations of governmental and regulatory authorities, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of Cognitive Training or the Acquirors, necessary on the part of Cognitive Training or Acquirors, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected (and all applicable waiting periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule shall have expired or terminated, as applicable). University Online shall have received the written consents or approvals of any and all third Persons required under the terms of the Contracts to the consummation of the transactions contemplated hereunder.

         7.7 Opinion of the Acquirors' Counsel. The Exchanging Shareholder shall have received an opinion of Wyrick, Robbins, Yates & Ponton L.L.P., counsel for the Acquirors, dated as of the Closing Date, addressed to the Exchanging Shareholder, to the effect and substantially in the form of Exhibit E.

         7.8 No Proceedings. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court, governmental agency or other entity against any of the parties to this Agreement with respect to the transactions contemplated by this Agreement.

         7.9 Tax-Free Reorganization. The Merger shall constitute a tax-free reorganization under the provisions of Code Section 368.

         7.10 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the sole shareholder of Cognitive Training in accordance with the applicable provisions of the Texas Business Corporation Act and Cognitive Training's Articles of Incorporation and Bylaws, each as amended to date.

         7.11 Employment Agreement. The relevant parties shall have entered into the employment, non-disclosure and noncompetition agreements in form and substance as set forth in Exhibit F and the same shall be in full force and effect.

         7.12 Miscellaneous Closing Deliveries. Cognitive Training shall have received each of the following:

         (a) all documents, instruments and other closing deliveries specified in subsection 3.2(b) above; and

         (b) such evidence as Cognitive Training may reasonably request in order to establish: (i) the power and authority of each of the Acquirors to consummate the transactions contemplated by this Agreement; (ii) compliance with the conditions of Closing set forth herein; and (iii) satisfactory completion of all corporate proceedings to be taken in connection with the transactions contemplated by this Agreement together with certified copies of necessary resolutions duly adopted by the shareholder and directors of the Acquirors (to the extent required by law) approving the Merger and the execution and delivery of this Agreement and all other corporate action necessary to enable the Acquirors to comply with the terms of this Agreement.

The Transferors may waive any condition specified in this Article 7 if each of them executes a writing so stating at or prior to the Closing or closes without the relevant document specified, if any, being delivered.


                                    ARTICLE 8

                      CONDITIONS PRECEDENT OF THE ACQUIRORS

         The obligation of the Acquirors to consummate the transactions to be performed by them in connection with the Closing is subject to the satisfaction of each of the following conditions prior to or at the Closing:

         8.1 Representations and Warranties. The representations and warranties of the Exchanging Shareholder made hereunder shall be true in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true in all respects as of such date.

         8.2 Agreements. The Transferors shall have performed and complied in all material respects with all of their respective undertakings and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

         8.3 Performance Certificates. The Acquirors shall have been furnished with a certificate of Cognitive Training and the Exchanging Shareholder, dated as of the Closing Date, certifying that the conditions contained in Sections 8.1, 8.2, 8.9 and 8.15 hereof have been satisfied in all respects.

         8.4 No Injunction. No injunction, restraining order or decree of any nature of any court or governmental or regulatory authority shall exist against the Acquirors, the Transferors or any of their respective Affiliates, or any of the principals, officers or directors of any of them, that restrains, prevents or materially changes the transactions contemplated hereby.

         8.5 No Violation. The consummation of the transactions contemplated hereunder shall not be in violation of any material applicable law, statute, rule or regulation for which a waiver has not been obtained and where such violation would make illegal or otherwise prevent the consummation of such transactions.

         8.6 Consents. All material consents, approvals and authorizations of governmental and regulatory authorities, and all material filings with and notifications of governmental authorities and regulatory agencies or other entities which regulate the business of Cognitive Training or Acquirors, necessary on the part of Cognitive Training or Acquirors, or their respective Affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained or effected (and all applicable waiting periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, including but not limited to the HSR Act, if applicable, shall have expired or terminated, as applicable). University Online shall have received the written consents or approvals of any and all third Persons required under the terms of the Contracts to the consummation of the transactions contemplated hereunder.

         8.7 Opinion of Transferors' Counsel. University Online shall have received an opinion of Novakov, Davidson & Flynn, a professional corporation, counsel of the Transferors, dated as of the Closing Date, addressed to University Online to the effect and substantially in the form of Exhibit H.

         8.8 No Adverse Change. Since the Most Recent Fiscal Year End, there shall have been no material adverse change in the assets, business, operations, results of operations, financial condition or prospects of Cognitive Training, except events or changes contemplated by this Agreement, changes consented to in writing by University Online and changes in the ordinary course of business which are not, either individually or in the aggregate, materially adverse.

         8.9 Confidentiality and Non-Disclosure Agreements. Each of the employees, officers and consultants of Cognitive Training shall have entered into a confidentiality and non-disclosure agreement with Cognitive Training in form and substance as set forth in Exhibit I (collectively the "Non-Disclosure Agreements" and individually a "Non-Disclosure Agreement"), and the same shall be in full force and effect.

         8.10 Resignations. The Acquirors shall have received resignations, effective as of the Closing, of each officer and director of Cognitive Training other than those whom University Online shall have specified in writing prior to the Closing.

         8.11 No Proceedings. No claim, suit, action or other proceeding shall be pending or threatened in writing before or by any court, governmental agency or other entity against any of the parties to this Agreement with respect to the transactions contemplated by this Agreement or which adversely affect the assets, property, operations, results of operations, financial condition or prospects of Cognitive Training.

         8.12 Employment Agreement. The relevant parties shall have entered into the employment agreement in form and substance as set forth in Exhibit F, and the same shall be in full force and effect.

         8.13  Payment  of   Indebtedness.   All   promissory   notes  or  other
indebtedness of the Exchanging Shareholder to Cognitive Training, if any, shall be paid in full by the Exchanging Shareholder.

         8.14 Cognitive Training Common Stock. All shares of the capital stock of Cognitive Training owned by the Exchanging Shareholder shall be free and clear of any and all Encumbrances (other than transfer restrictions under applicable securities laws).

         8.15 Shareholder Approval. This Agreement and the Merger shall have been approved by the affirmative vote of holders of not less than one hundred percent (100%) of the Cognitive Training Common Stock on a fully-diluted and as-converted basis (including the holders of any convertible security of Cognitive Training) in favor of this Agreement and the Merger. In connection with such approval, there shall exist no Dissenting Shares.

         8.16  Miscellaneous  Closing  Deliveries.   The  Acquirors  shall  have
received each of the following:

         (a) all documents, instruments and other closing deliveries specified in Section 3.2(a) above; and

         (b) such evidence as the Acquirors may reasonably request in order to establish: (i) the power and authority of the Transferors to consummate the transactions contemplated by this Agreement; (ii) compliance with the conditions of Closing set forth herein; and (iii) satisfactory completion of all corporate and shareholder proceedings to be taken in connection with the transactions contemplated by this Agreement, together with certified copies of resolutions duly adopted by the shareholder and directors of Cognitive Training approving the Merger and the execution and delivery of this Agreement and all other corporate action necessary to enable the Transferors to comply with the terms of this Agreement.

University Online may waive any condition specified in this Article 8 if it executes a writing so stating at or prior to the Closing or closes without the relevant document specified, if any, being delivered.


                                    ARTICLE 9

                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

         9.1 Survival of Representations and Warranties. All of the representations and warranties of the parties hereto contained in the Agreement shall survive the Closing and continue in full force and effect for twelve (12) months following the Closing Date, as of which time they will expire. Any claims with respect to the foregoing sentence under Sections 10.1 and 10.2 below must be asserted in writing with reasonable particularity by the party making such claim prior to the end of the 12-month period referenced above, and the obligations of the indemnifying party under Sections 10.1 and 10.2 below with respect to such claims shall continue until such claims have been resolved.

         9.2 Survival of Covenants and Agreements. The respective covenants and agreements of the parties contained in this Agreement (except Sections 6.1 through 6.4) shall survive the Closing without limitation as to time. Any claims as to a breach of a covenant or agreement under Sections 10.1 and 10.2 below must be asserted in writing with reasonable particularity by the party making such claims.


                                   ARTICLE 10

                                 INDEMNIFICATION

         10.1 Indemnification of University Online. The Exchanging Shareholder agrees to defend, indemnify and hold harmless University Online and its successors and assigns (individually an "Acquiror Indemnitee", and collectively the "Acquiror Indemnitees") from, against, and in respect of the following:

                  (a) any and all losses, damages, deficiencies or liabilities caused by, resulting or arising from, or otherwise relating to: (i) any breach of the representations and warranties of the Exchanging Shareholder contained in this Agreement; (ii) any failure by any of the

         Transferors to perform or otherwise fulfill or comply with (X) if this Agreement shall have been terminated, Sections 6.4, 6.7 and 6.8 or any other covenant, undertaking, agreement or obligation to be performed, fulfilled or complied with by the Exchanging Shareholder or Cognitive Training prior to or in connection with the Closing; or (Y) if the Closing shall occur, any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by the Exchanging Shareholder after the Closing (including but not limited to the undertakings, agreements and obligations to be performed by the Exchanging Shareholder pursuant to Section 6.9); (iii) any unknown or undisclosed Liabilities of Cognitive Training arising out of or related to the conduct or operation of Cognitive Training's business prior to the Closing (other than Liabilities incurred in the ordinary course of business subsequent to the execution of this Agreement); and (iv) any and all legal, investment banking, accounting, auditing and other professional fees and expenses of Cognitive Training related to this Agreement and the transactions contemplated hereby and other professional fees and expenses of Cognitive Training unrelated to the this Agreement and the consummation of the transactions contemplated hereby that have not been approved in advance by University Online or is disclosed in the Schedule of Exceptions; and

                  (b)  any  and  all  actions,   suits,   proceedings,   claims,
         liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees (whether or not incurred by the Acquiror Indemnitees or in connection with investigating, defending, settling or prosecuting any action, suit, proceeding or claim against any of the Acquiror Indemnitors hereunder), incident to any of the items referred to herein or such indemnification;

provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Acquiror Indemnitee in respect of which such Acquiror Indemnitee proposes to demand indemnification, such Acquiror Indemnitee shall notify the Exchanging Shareholder thereof within a reasonable period of time after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Acquiror Indemnitee, and an explanation of the Acquiror Indemnitee's contentions and defenses with as much specificity and particularity as the circumstances permit, provided that the failure of the Acquiror Indemnitee to give such notice shall not relieve the Exchanging Shareholder of his obligations under this Section 10.1, if the Acquiror Indemnitee shall have demonstrated that: (i) it acted in good faith and without unreasonable delay; and (ii) the Exchanging Shareholder shall not have been prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the

Exchanging Shareholder shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel; provided further, however, that if the Exchanging Shareholder shall have exercised his right to assume such control, the Acquiror Indemnitee: (X) may, in its sole discretion and expense, employ counsel to represent it (in addition to counsel employed by the Exchanging Shareholder) in any such matter, and in such event counsel selected by the Exchanging Shareholder shall be required to cooperate with such counsel of the Acquiror Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Acquiror Indemnitee; and
(Y) shall, at its own expense, make available to the Exchanging Shareholder those employees of the Acquiror Indemnitees whose assistance, testimony or presence is reasonably deemed by the Exchanging Shareholder necessary or beneficial to assist the Exchanging Shareholder in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; provided further, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Acquiror Indemnitees.

         10.2 Indemnification of Exchanging Shareholder. University Online agrees to defend, indemnify and hold harmless the Exchanging Shareholder and his respective successors and assigns (individually a "Transferor Indemnitee", and collectively the "Transferor Indemnitees") from, against and in respect of:

                  (a) any and all losses, damages, deficiencies or liabilities caused by, resulting or arising from or otherwise relating to: (i) any breach of the representations and warranties of the Acquirors contained in this Agreement; and (ii) any failure by the Acquirors to perform or otherwise fulfill or comply with (X) if this Agreement shall have been terminated, Sections 6.4 or 6.7 or any other covenant, undertaking, agreement or obligation to be performed, fulfilled or complied with by the Acquirors prior to or in connection with the Closing; or (Y) if the Closing shall occur, any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by University Online after the Closing; and

                  (b)  any  and  all  actions,   suits,   proceedings,   claims,
         liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees (whether or not incurred by the Transferor Indemnitees in connection with investigating, defending, settling or prosecuting any action, suit, proceeding or claim against University Online hereunder), incident to any of the items referred to herein or such indemnification;

provided,  however,  that if any action,  suit,  proceeding,  claim,  liability, demand or assessment shall be asserted against any Transferor Indemnitee in respect of which such Transferor Indemnitee proposes to demand indemnification, such Transferor Indemnitee shall notify University Online thereof within a reasonable period of time after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Transferor Indemnitees and an explanation of the Transferor Indemnitees' contentions and defenses with as much specificity and particularity as the circumstances permit, provided that the failure of the Transferor Indemnitee to give such notice shall not relieve University Online of its obligations under this Section 10.2 if the Transferor Indemnitee shall have demonstrated that: (i) it acted in good faith and without unreasonable delay; and (ii) University Online shall not have been prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, University Online shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel; provided further, however, that if University Online shall have exercised its right to assume such control, the Transferor Indemnitees: (X) may, in their sole discretion and expense, employ one (1) counsel to represent them (in addition to counsel employed by University Online) in any such matter, and in such event counsel selected by University Online shall be required to cooperate with such counsel of the Transferor Indemnitees in such defense, compromise or settlement for the purpose of informing and sharing information with such Transferor Indemnitees; and (Y) shall, at its own expense, make available to Transferor Indemnitees those employees of University Online or any Affiliate of University Online whose assistance, testimony or presence is reasonably deemed by the Transferor Indemnitees necessary or beneficial to assist the Transferor Indemnitees in evaluating and in defending any such action, suit, proceedings, claim, liability, demand or assessment; provided further, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of University Online or any of its Affiliates.

         10.3 Remedies. The indemnification provisions of this Article 10 are in addition to, and not in lieu or in derogation of, any other rights or remedies any party may have in equity for a breach of representations, warranties or covenants. Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties (subject to the provisions of Section
11.11 below), in addition to any other remedy to which they may be entitled, in equity.

         10.4 Survival.  Notwithstanding  anything herein to the contrary,  this
Article 10 shall survive termination of this Agreement without limitation.

         10.5 Assertion of Claims. Subject to the minimum claims requirements set forth below, if any Acquiror Indemnitee shall have any claim of indemnification pursuant to Article 10 hereof, it shall promptly give written notice thereof to the Exchanging Shareholder, including in such notice a brief description of the facts upon which such claim or adjustment is based and the amount thereof (the "Claim Notice"). Unless the Exchanging Shareholder shall give written notice, within twenty (20) days after receipt of the Claim Notice, to University Online objecting to such claims, the lesser of (a) that number of the Merger Shares that is equal in value to the sum of the amount of claim or claims to be satisfied, or (b) all the Merger Shares, shall be forfeited to University Online.

         10.6     Resolution of Conflicts; Arbitration.

                  (a) If the Exchanging Shareholder give such written objection to University Online, the Exchanging Shareholder and University Online shall attempt promptly and in good faith to agree upon the rights of the parties with respect to each indemnity claim. If the Exchanging Shareholder and University Online should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the agreed upon settlement paid by the applicable party.

                  (b) If no such  agreement  can be  reached  after  good  faith negotiation, either University Online or the Exchanging Shareholder may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in any such event the matter shall be settled by arbitration conducted by three arbitrators. University Online and the Exchanging Shareholder shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Washington, D. C. Any such arbitration shall be conducted under the rules then in effect of the American Arbitration Association, and shall be based on the provisions and limitations of this
Article 10.

         10.7 Limitation on Liability. (a) Notwithstanding any provision to the contrary in this Article 10, no claim, either individually or in the aggregate, for indemnification hereunder, shall be valid and assertable unless such claims in the aggregate are equal to or greater than Twenty-Five Thousand Dollars ($25,000) (the "Basket Deductible"), in which case, subject to the limitations set forth in subsection (b) below, the indemnifying party shall be liable for amounts exceeding $25,000, which shall be payable as set forth in subsection (c) below.

         (b) In no  event  shall  the  aggregate  liability  of  the  Exchanging
Shareholder for indemnification hereunder or otherwise arising out of or relating to this Agreement exceed the aggregate value of the Merger Shares as of the Closing Date. In no event shall the aggregate liability of University Online and CTA Acquisition for indemnification hereunder or otherwise arising out of or relating to this Agreement exceed the aggregate value of the Merger Shares as of the Closing Date.

         (c) Claims of Acquiror Indemnitees hereunder shall be satisfied only by the return of Merger Shares which for purposes of this Section shall be valued at the greater of $2.50 per share or fair market value; provided, however, that Acquiror Indemnitees shall have the right to recover the proceeds of any such Merger Shares that are sold by the Exchanging Shareholder.

         (d) The parties agree that, prior to submitting any claim for indemnification under this Article 10, they shall use reasonable efforts to determine the amount, if any, by which their losses would be offset by recovery of insurance proceeds and to provide the indemnitor notice of and a description of such determination.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1 Further Assurances. From time to time at or after the Closing, each of the parties agrees to take, or cause to be taken, such further actions, to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments, and to obtain consents, as may be necessary or reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         11.2 Expenses. Each of the parties hereto shall bear its respective legal, investment banking, accounting, audit, and other costs and expenses associated with this Agreement and the consummation of the transactions contemplated hereby.

         11.3 Applicable Law. Except as otherwise expressly provided herein, this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without reference to any choice or conflict of law principle, provision or rule, including all matters of construction, validity and performance.

         11.4 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon personal delivery or receipt of a telecopy transmission,
(ii) two (2) days after being sent by registered or certified United States mail, return receipt requested, or (iii) one (1) day after being transmitted by a nationally recognized overnight courier service, properly addressed and postage prepaid to the intended recipient as follows:

         If to the Exchanging Shareholder, to:

                  Michael L. Brown
                  P. O. Box 310
                  Waxahachie, Texas  75165
                  Telephone No.: (214) 923-1663
                  Telecopier No.: (214) 923-1666

         With a copy to:

                  John R. Pearce III, Esq.
                  Novakov, Davidson & Flynn
                  2000 St. Paul Place
                  750 N. St. Paul
                  Dallas, Texas  75201-3286
                  Telephone No.:  (214) 922-9221
                  Telecopier No.:  (214) 969-7557

         If to the Acquirors, to:

                  W. Braun Jones, Jr.
                  University Online, Inc.
                  105 W. Broad Street, Suite 301
                  Falls Church, Virginia  22046
                  Telephone No.:  (703) 533-7500
                  Telecopy No.:  (703) 532-3929

         with a copy to:

                  Donald R. Reynolds, Esq.
                  Wyrick, Robbins, Yates & Ponton L.L.P.
                  4101 Lake Boone Trail, Suite 300
                  Raleigh, North Carolina  27607
                  Telephone No.:  (919) 781-4000
                  Telecopy No.:   (919) 781-4865

         11.5 Entire Agreement. This Agreement (including the Exhibits attached hereto and the documents referred to herein, all of which are a part hereof) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter (including, without limitation, the letter of intent dated May 3, 1996, which is hereby terminated). There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions under this Agreement other than those set forth herein or made hereunder.

         11.6 Amendments. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         11.7 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

         11.8 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

         11.9 Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement. No party to this Agreement may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement.

         11.10 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         11.11 Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE FOR ANY ACTIONS, SUITS, OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, EACH PARTY HERETO AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS, AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT

BY U.S. REGISTERED MAIL TO THE RESPECTIVE PARTY'S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS OF ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST ANY OF ACQUIRORS IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN SUCH STATE OR FEDERAL COURTS AS AFORESAID AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11.12 Waiver. Any of the conditions to Closing set forth in this Agreement may be waived at any time prior to or at the Closing hereunder by the party entitled to the benefit thereof. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         11.13 Incorporation of Exhibits. All of the Exhibits identified in this Agreement are incorporated by reference into this Agreement and made a part hereof.

         11.14 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if grafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.


                     [The next page is the signature page.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first above written.


                           UNIVERSITY ONLINE:

                           UNIVERSITY ONLINE, INC.,


                           By:________________________________

                           Title: ____________________________

                           CTA ACQUISITION:

                           CTA ACQUISITION CORPORATION


                           By:________________________________

                           Title: ____________________________


                           COGNITIVE TRAINING:

                           COGNITIVE TRAINING ASSOCIATES, INC.


                           By:________________________________
                              Michael L. Brown, President



                           EXCHANGING SHAREHOLDER:



                           _____________________________(SEAL)
                           Michael L. Brown

                                    EXHIBIT A


                            COGNITIVE TRAINING SHARES



              NAME                                     SHARES


          Michael L. Brown                             1,000